Exhibit 99.1

March 31, 2015

Century Aluminum Appoints Stephen Heyroth as Chief Accounting Officer

CHICAGO, IL - (Marketwired) -- March 31, 2015 -- Century Aluminum Company (NASDAQ: CENX) announced today that it has hired Stephen K. Heyroth as Vice President, Controller and Chief Accounting Officer of the Company. Prior to joining the Company, Mr. Heyroth served as Controller for Surface Mining Manufacturing Operations at Joy Global Inc., a publicly traded manufacturer of high-productivity mining solutions. Mr. Heyroth holds an M.B.A. from the University of Wisconsin-Milwaukee and a B.S. in Economics from the University of Wisconsin-Madison.

Rick Dillon, Executive Vice President and Chief Financial Officer, commented, “I am very pleased to have Steve join the Century team. We believe Steve’s extensive public accounting and industry experience will make him a great fit at Century.”

About Century Aluminum
Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Chicago, IL.
Visit www.centuryaluminum.com for more information.
Certified Advisors for the First North market of the OMX Nordic Exchange Iceland hf. for Global Depositary Receipts in Iceland:
Atli B. Gudmundsson, Senior Manager -- Corporate Finance, Landsbankinn hf.
Steingrimur Helgason, Director -- Corporate Finance, Landsbankinn hf.

Cautionary Statement
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements about future, not past, events and involve certain important risks and uncertainties, any of which could cause our actual results to differ materially from those expressed in our forward-looking statements. Forward-looking statements in this press release include, without limitation, statements regarding Century’s positioning for future performance. More information about the risks, uncertainties and assumptions affecting the Company can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission. We do not undertake, and specifically disclaim, any obligation to revise any forward-looking statements to reflect the occurrence of future events or circumstances.

Century Aluminum Contacts:
Kenny Barkley (media)
(270) 577-2070

Shelly Harrison (investors)
312-696-3140